Exhibit 32

CERTIFICATION FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of the Federal Home Loan Bank of Topeka (the “Bank”) for the period ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Andrew J. Jetter, as Chief Executive Officer, and William W. Osborn, as Chief Financial Officer of the Bank, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to the best of his/her knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

November 5, 2015	By: /s/ Andrew J. Jetter
Date	Andrew J. Jetter
President and Chief Executive Officer
(Principal Executive Offier)

November 5, 2015	By: /s/ William W. Osborn
Date	William W. Osborn
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Bank and will be retained by the Bank and furnished to the Securities and Exchange Commission or its staff upon request.